Exhibit 21


LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2002
                                                        State/Country of
Name                                                     Incorporation
----                                                     -------------

Baldwin Enterprises, Inc.                                 Colorado
NSAC, Inc.                                                Colorado
RRP, Inc.                                                 Colorado
330 Mad. Parent Corp.                                     Delaware
Aques Investments Corporation II                          Delaware
Aques Investments Corporation III                         Delaware
AIC Financial Corporation                                 Delaware
American Investment Company                               Delaware
Baldwin-CIS L.L.C.                                        Delaware
BELLPET, Inc.                                             Delaware
Conwed Corporation                                        Delaware
Hawaii Ventures, LLC                                      Delaware
HWB 2507 Kalakaua, LLC                                    Delaware
Leucadia Aviation, Inc.                                   Delaware
Leucadia Cellars, Ltd.                                    Delaware
Leucadia Property Holdings, Ltd.                          Delaware
LNC Investments, LLC                                      Delaware
LUK-Acquisition I, LLC                                    Delaware
LUK-Acquisition II, LLC                                   Delaware
LUK-Asia LLC                                              Delaware
LUK-HY Fund, LLC                                          Delaware
LUK-Israel LLC                                            Delaware
LUK-Shop, LLC                                             Delaware
LUK-TTP, LLC                                              Delaware
LUK-Visible, LLC                                          Delaware
Lympus, LLC                                               Delaware
MK Gold Company                                           Delaware
Nead Corporation                                          Delaware
Neward Corporation                                        Delaware
Rastin Investing Corp.                                    Delaware
Stillwater Holdings, LLC                                  Delaware
Terra Thermal Power, LLC                                  Delaware
Rosemary Beach Cottage Rental Company                     Florida
Rosemary Beach Land Company                               Florida
Rosemary Beach Realty, Inc.                               Florida
College Life Development Corporation                      Indiana
Professional Data Management, Inc.                        Indiana
TTP Corporation                                           Nevada
Allcity Insurance Company                                 New York
Empire Insurance Company                                  New York
Leucadia, Inc.                                            New York
Leucadia Investors, Inc.                                  New York
LUK-REN, Inc.                                             New York
HWB Ventures, Inc.                                        New York
Phlcorp, Inc.                                             Pennsylvania
Pine Ridge Winery, LLC                                    Texas
American Investment Bank, N.A.                            United States
American Investment Financial                             Utah
Leucadia Financial Corporation                            Utah
Leucadia Properties, Inc.                                 Utah
Silver Mountain Industries, Inc.                          Utah
Telluride Properties Acquisition, Inc.                    Utah
Terracor II                                               Utah
WMAC Investment Corporation                               Wisconsin
Canadian International Power Company Limited              Wyoming
LUK-Japan Ltd.                                            British Virgin Islands
MV Gold de Brazil Ltd.                                    Brazil
MK Gold de Mexico, S.  de R.L. de.  C.V. (Mexico)         Mexico
Cobre Las Cruces, S.A.                                    Spain




Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2002.